AMENDED AND RESTATED BYLAWS

                                       OF

                           NAPRO BIOTHERAPEUTICS, INC.

                     (hereinafter called the "Corporation")


                                    ARTICLE I

                                Offices and Agent

         Section 1. Principal Office. The principal office of the Corporation may be located within or without the State of Delaware, as designated by the board of directors. The Corporation may have other offices and places of business at such places within or without the State of Delaware as shall be determined by the directors.

         Section 2. Registered Office and Agent. The Corporation shall have and maintain at all times (a) a registered office in the State of Delaware, which office shall be located at 1209 Orange Street, Wilmington, Delaware 19801, and
(b) a registered agent located at such address whose name is The Corporation Trust Company, until changed from time to time as provided by the General Corporation Law of the State of Delaware ("Delaware Corporation Law").


                                   ARTICLE II

                            Meetings of Stockholders

         Section 1. Place of Meetings. All meetings of stockholders of the Corporation shall be held within or without the State of Delaware as may be designated by the board of directors or the president, or, if not designated, at the registered office of the Corporation.

         Section 2. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as determined by resolution of the Board of directors. If, at the place of the meeting, this date shall fall upon a legal holiday, then such meeting shall be held on the next succeeding business day at the same hour. If no annual meeting is held in accordance with the foregoing provisions, the board of directors shall cause the meeting to be held as soon thereafter as convenient. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu of the annual meeting, and any action taken at that special meeting shall have the same effect as if it had been taken at the annual meeting, and in such case all, references in these Bylaws to the annual meeting of stockholders shall be deemed to refer to such special meeting.



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         Section 3. Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation, special meetings of stockholders, for any purpose or purposes, may be called only by either the Chairman, if there be one, or the President, and shall be called by the Secretary or any Assistant Secretary, if there be one, at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. Upon receipt of such written request, the president shall fix a date and time for such meeting which such date shall be within ten business days of the proposed date specified in the written request.

         Section 4. Notice of Meeting. Except as otherwise provided in these Bylaws or Delaware Corporation Law, written notice of any meeting of stockholders stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose for which the meeting is called, shall be delivered either personally or by mail to each stockholder of record entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be delivered as to any stockholder of record when deposited in the United States mail addressed to the stockholder at his address as it appears on the stock transfer books of the Corporation, with postage prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

         Section 5. Waiver of Notice. Any stockholder, either before or after any stockholders" meeting, may waive in writing notice of the meeting, and his waiver shall be deemed the equivalent of giving notice. Attendance at a meeting by a stockholder shall constitute a waiver of notice, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

         Section 6. Fixing of Record Date. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors of the Corporation may fix, in advance, a record date which shall be not more than sixty (60) days nor less than ten (10) days prior to the date of such meeting, nor more than sixty (60) days prior to any other action. If no record date is fixed, the record date for determining the stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the board of directors may fix a new record date for the adjourned meeting.


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         Section 7. Notice of Business. At any meeting of the stockholders of the Corporation, only such proper business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 7, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 7. For business to be brought before a meeting of stockholders by a stockholder, the stockholder shall have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder"s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided, however, that in the event that less than 60 days" notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder"s notice to the Secretary of the Corporation shall set forth as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend any document, including these Bylaws, the language of the proposed amendment, (ii) the name and address, as they appear on the Corporation"s books, of the stockholder proposing such business, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder and (iv) any material interest of such shareholder in such business. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting of the stockholders except in accordance with the procedures set forth in this Section 7. The chairman of the meeting of stockholders shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 7, a stockholder shall also comply with all applicable requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder with respect to matters set forth in this
Section 7.

         Section 8. Quorum. Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.


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


         Section 9. Voting. Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any question brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. Each stockholder shall have one vote for each share of stock entitled to vote held of record by such stockholder and a proportionate vote for each fractional share so held, unless otherwise provided in the Certificate of Incorporation. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

         Persons holding stock in a fiduciary capacity shall be entitled to vote the shares so held. Persons whose stock is pledged shall be entitled to vote, unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his proxy, may represent such stock and vote thereon.

         If shares having voting power stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety, or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the secretary of the Corporation is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (i) if only one votes, his act binds all; (ii) if more than one vote, the act of the majority so voting binds all; and (iii) if more than one vote, but the vote is evenly split on any particular matter, each fraction may vote the securities in question proportionately, or any person voting the shares or a beneficiary, if any, may apply to the Court of Chancery or any court of competent jurisdiction in the State of Delaware to appoint an additional person to act with the persons so voting the shares. The shares shall then be voted as determined by a majority of such persons and the person appointed by the Court. If a tenancy is held in unequal interests, a majority or even-split for the purpose of this subsection shall be a majority or even-split in interest.

         Section 10. Proxies. A stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by proxy. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.

         Section 11. List of Stockholders Entitled to Vote. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.


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         Section 12. Stock Ledger. The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 11 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.



                                   ARTICLE III

                                    Directors

         Section 1. Duties and Powers. The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

         Section 2.        Classes; Number of Directors.

                  (a) The Board of Directors shall be divided into three classes, designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 1996 annual meeting of stockholders, Class I directors were elected for a one-year term, Class II directors for a two-year term and Class III directors for a three year term. At each succeeding annual meeting of stockholders beginning in 1997, successors to the Class of directors whose term expires at such annual meeting shall be elected to a three-year term. If the number of directors is changed, any increase or decrease shall be apportioned among the Classes so as to maintain the number of directors in each Class as nearly equal as possible, and any additional director of any Class who is elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of such Class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

                  (b) Except for the directors, if any, elected under specified circumstances pursuant to Section III of Article Four of the Certificate of Incorporation of the Corporation by the holders of any class or series of Preferred Stock, the exact number of directors of the Corporation shall be determined from time to time by resolution of the Board of Directors.


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


         Section 3. Election of Directors. Except as provided in this Section 3 and subject to the right to elect additional directors under specified circumstances which may be granted, pursuant to the provisions of Section III of Article Four of the Certificate of Incorporation of the Corporation, to the holders of any class or series of Preferred Stock, directors shall be elected by a majority of the votes cast at annual meetings of stockholders, and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier resignation or removal. Directors need not be stockholders. Only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors of the Corporation. Nominations of persons for election as directors of the Corporation may be made at a meeting of stockholders (a) by or at the direction of the Board of Directors, (b) by any nominating committee or persons appointed by the Board of Directors or (c) by any shareholders of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 3. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in Writing to the Secretary of the Corporation. To be timely, a stockholder"s notice shall be delivered to or mailed and received at the principal executive office of the Corporation not less than 50 days nor more than 75 days prior to the meeting; provided; however, that in the event that less than 60 days" notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholders to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder"s notice to the Secretary of the Corporation shall set forth (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as now or hereafter amended; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder and (ii) the class and number of shares of capital stock of the Corporation which are beneficially owned by such stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The chairman of the meeting of the stockholders shall, if the facts warrant, determine and declare to the meeting that nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 4. Vacancies and Additional Directorships. Except as otherwise provided pursuant to Section III of Article Four of the Certificate of Incorporation of the Corporation in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled solely by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so chosen shall hold office until their successors are duly elected and qualified, or until their earlier resignation or removal.

         Section 5. Resignation. Any director may resign by delivering his written resignation to the Corporation at its principal office addressed to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to he effective at some other time or upon the happening of some other event.


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         Section 6. Removal. Except as otherwise provided pursuant to Section
III of Article Four of the Certificate of Incorporation of the Corporation in connection with rights to elect additional directors under specified circumstances which may be granted to the holders of any class or series of Preferred Stock, any director or the entire Board of Directors may be removed only for cause by the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

         Section 7. Interested Directors. No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors , even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

         Section 8. Committees. The board of directors may, by a resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors and subject to the provisions of Delaware Corporation Law, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all such papers which may require it. Each such committee shall keep minutes and make such reports as the board of directors may from time to time request. Except as the board of directors may otherwise determine, any committee may make rules for the conduct of its business, but, unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the board of directors.


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         Section 9. Compensation. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.


                                   ARTICLE IV

                              Meetings of the Board

         Section 1. Place of Meetings. The regular or special meetings of the board of directors or any committee designated by the board shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware that a majority of the board of directors or any such committee, as the case may be, may designate from time to time by resolution.

         Section 2. Regular Meetings. The board of directors shall meet each year immediately after and at the same place as the annual meeting of the stockholders, or at such other locale in the vicinity as such place as to which the directors are given prior written notice, for the purpose of electing officers and transacting such other business as may come before the meeting. The board of directors or any committee designated by the board may provide, by resolution, for the holding of additional regular meetings within or without the State of Delaware without notice of the time and place of such meeting other than such resolution; provided that any director who is absent when such resolution is made shall be given notice of said resolution.

         Section 3. Special Meetings. Special meetings of the board of directors or any committee designated by the board may be held at any time and place, within or without the State of Delaware, designated in a call by the chairman of the board, if any, by the president or by a majority of the members of the board of directors or any such committee, as the case may be.

         Section 4. Notice of Special Meetings. Except as otherwise provided by these Bylaws or the laws of the State of Delaware, written notice of each special meeting of the board of directors or thereof setting forth the time and place of the any committee thereof setting forth the time and place of the meeting shall be given to each director by the secretary or by the officer or director calling the meeting not less than twenty-four hours prior to the time fixed for the meeting or, in the case of notice by mail, not less than forty-eight hours before the date of the meeting. Notice of special meetings may be either given personally, personally by telephone, or by sending a copy of the notice through the United States mail or by telegram, telex or telecopy, charges prepaid, to the address of each director appearing on the books of the Corporation. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, telex or telecopy, such notice shall be deemed to be delivered when the telegram, telex or telecopy, is delivered to the telegraph, telex or telecopy operator. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.


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         Section 5. Waiver of Notice. A director may waive, in writing, notice of any special meeting of the board of directors or any committee thereof, either before, at, or after the meeting; and his waiver shall be deemed the equivalent of giving notice. By attending or participating in a regular or special meeting, a director waives any required notice of such meeting unless the director, at the beginning of the meeting, objects to the holding of the meeting or the transacting of business at the meeting.

         Section 6. Quorum and Action. At meetings of the board of directors or any committee designated by the board, a majority of the total number of directors, or a majority of the members of any such committee, as the case may be, shall constitute a quorum for the transaction of business. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number so fixed constitute a quorum. If a quorum is present, the act of the majority of directors in attendance shall be the act of the board of directors or any committee thereof, as the case may be, unless the act of a greater number is required by these Bylaws, the Certificate of Incorporation or Delaware Corporation Law. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn that meeting from time to time, without notice other than announcement at the Meeting, until a quorum shall be present.

         Section 7. Presumption of Assent. A director who is present at a meeting of the board of or a committee thereof when action is taken is deemed to have assented to the action taken unless: (i) he objects at the beginning of such meeting to the holding of the meeting or the transacting of business at the meeting; (ii) he contemporaneously requests that his dissent from the action taken be entered in the minutes of such meeting; or (iii) he gives written notice of his dissent to the presiding officer of such meeting before its adjournment or to the secretary of the Corporation immediately after adjournment of such meeting. The right of dissent as to a specific action taken at a meeting of a board or a committee thereof is not available to a director who votes in favor of such action.

         Section 8. Actions of Board. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

         Section 9. Meetings by Means of Conference Telephone. Unless otherwise provided by the Certificate of Incorporation or these Bylaws, members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 9 shall constitute presence in person at such meeting.


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                                    ARTICLE V

                               Officers and Agents

         Section 1. Enumeration, Election and Term. The officers of the Corporation shall consist of a president, a secretary, a treasurer and such other officers with such other titles as may be deemed necessary or desirable by the board of directors, including one or more vice presidents, assistant treasurers and assistant secretaries and a chairman of the board (who must be a director). Any number of offices may be held by the same person, unless otherwise prohibited by law, and no officer need be a stockholder, director, except in the case of the Chairman of the Board of Directors, or a resident of the State of Delaware. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, each officer shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board held after each annual meeting of the stockholders.

         Section 2. General Duties. All officers and agents of the Corporation, as between themselves and the Corporation, shall have such authority and shall perform such duties in the management of the Corporation as may be provided in these Bylaws or as may be determined by resolution of the board of directors not inconsistent with these Bylaws. In all cases where the duties of any officer, agent or employee are not prescribed by the Bylaws or by the board of directors, such officer, agent or employee shall follow the orders and instructions of the president.

         Section 3. Voting Securities Owned by the Corporation. Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President and any such officer may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

         Section 4. Vacancies. The board of directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave any vacancy unfilled for such period as it may determine other than a vacancy in the office of president or secretary. The officer so selected shall hold office until his successor is elected and qualified or until his earlier death, resignation or removal.

         Section 5. Compensation. The board of directors from time to time shall fix the compensation of the officers of the Corporation. The compensation of other agents and employees of the Corporation may be fixed by the board of directors, or by any committee designated by the board or by an officer to whom that function has been delegated by the board.


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         Section 6. Resignation and Removal. Any officer may resign by delivering his written resignation to the Corporation at its principal office addressed to the president or secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event. Any officer or agent of the Corporation may be removed, with or without cause, by a vote of the majority of the members of the board of directors whenever in its judgment the best interests of the Corporation may be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or an agent shall not of itself create contract rights.

         Section 7. Chairman of the Board. The chairman of the board, if any, shall preside as chairman at meetings of the stockholders and the board of directors. He shall, in addition, have such other duties as the board may prescribe that he perform. At the request of the chief executive officer, the chairman of the board may, in the case of the chief executive officer"s absence or inability to act, temporarily act in his place. In the case of death of the chief executive officer or his inability to act, the chairman of the board shall perform the duties of the chief executive officer, unless the board of directors, by resolution, provides otherwise.

         Section 8. The Vice Chairman of the Board. The vice chairman of the board, if any, shall be the Corporation"s executive officer next in authority to the chairman of the board. The vice chairman of the board shall assist the chairman of the board in the management of the business of the Corporation, and, in the absence of or inability to act of the chairman of the board, shall preside at all meetings of the stockholders and the board of directors and exercise the other powers and perform the other duties of the chairman of the board or designate the executive officers of the Corporation by whom such other powers shall be exercised and other duties performed. The vice chairman of the board shall have such other powers and duties as may from time to time be assigned by the board of directors or by the chairman of the board. In the case of death of the chief executive officer or his inability to act and the chairman of the board is unable to act in place of the chief executive officer, the vice chairman of the board, shall perform the duties duties of the chief executive officer, unless the board of directors, by resolution, provides otherwise. In addition to the foregoing, the vice chairman of the board shall have such other powers, duties and authority as may be set forth elsewhere in these bylaws.

         Section 9. Chief Executive Officer. The chief executive officer shall be the Corporation"s chief executive officer and have general supervision of the business of the Corporation. At each annual meeting of the stockholders, the chief executive officer shall give a report of the business of the Corporation for the preceding fiscal year and shall perform whatever other duties the board of directors may from time to time prescribe. In the case of the absence of or inability to act of the chairman of the board and the vice chairman, the chief executive officer shall preside at meetings of the stockholders and directors and shall discharge the duties of the presiding officer.

         Section 10. President. In the case of the absence of or the inability to act of the chairman, the vice chairman, and the chief executive officer, the president shall preside at meetings of the stockholders and directors and shall discharge the duties of the presiding officer. The president shall perform whatever other duties the board of directors may from time to time prescribe.

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



         Section 11. Vice Presidents. Each vice president shall have such powers and perform such duties as the board of directors may from time to time prescribe or as the president may from time to time delegate to him. At the request of the president, in the case of the president"s absence or inability to act, any vice president may temporarily act in his place. In the case of the death of the president, or in the case of his absence or inability to act without having designated a vice president or vice presidents to act temporarily in his place, the board of directors, by resolution, may designate a vice president or vice presidents to perform the duties of the president. If no such designation shall be made, all of the vice presidents may exercise such powers and perform such duties.

         Section 12. Secretary. The secretary shall keep or cause to be kept in books provided for that purpose, the minutes of the meetings of the stockholders, executive committee, if any, and any other committees, and of the board of directors; shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Corporation and see that the seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized and in accordance with the provisions of these Bylaws; and, in general, shall perform all duties incident to the office of secretary and such other duties as may, from time to time, be assigned to him by the board of directors or by the president. In the absence of the secretary or his inability to act, the assistant secretaries, if any, shall act with the same powers and shall be subject to the same restrictions as are applicable to the secretary.

         Section 13. Treasurer. The treasurer shall have custody of corporate funds and securities. He shall keep full and accurate accounts of receipts and disbursements and shall deposit all corporate monies and other valuable effects in the name and to the credit of the Corporation in the depository or depositories of the Corporation, and shall render an account of his transactions as treasurer and of the financial condition of the Corporation to the president and/or the board of directors upon request. Such power given to the treasurer to deposit and disburse funds shall not, however, preclude any other officer or employee of the Corporation from also depositing and disbursing funds when authorized to do so by the board of directors. The treasurer shall, if required by the board of directors, give the Corporation a bond in such amount and with such surety or sureties as may be ordered by the board of directors for the faithful performance of the duties of his office. The treasurer shall have such other powers and perform such other duties as may be from time to time prescribed by the board of directors or the president. In the absence of the treasurer or his inability to act, the assistant treasurers, if any, shall act with the same authority and shall be subject to the same restrictions as are applicable to the treasurer.

         Section 14. Delegation of Duties. Whenever an officer is absent, or whenever, for any reason, the board of directors may deem it desirable, the board may delegate the powers and duties of an officer to any other officer or officers or to any director or directors.

                                   ARTICLE VI

                Indemnification of Officers, Directors and Others

         Section 1. Indemnification: Third Party Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent, of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney"s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

         Section 2. Indemnification: Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys" fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 3. Mandatory Indemnification. To the extent that a director or officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article VI or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys" fees) actually and reasonably incurred by him or her in connection therewith.

         Section 4. Authorization for Indemnification. Any indemnification under Sections 1 and 2 of this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

         Section 5. Advance Payment of Expenses. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article VI. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

         Section 6. Non-exclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         Section 7. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of this Article VI.

         Section 8. Definitions. For purposes of this Article VI, the following terms shall have the following meanings:

                  (a) references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued;

                  (b) references to "other enterprises" shall include employee benefit plans;

                  (c) references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan;

                  (d) references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and

                  (e) a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the interests of the Corporation" as referred to in this Article VI.

                                   ARTICLE VII

                                  Capital Stock

         Section 1. Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the board of directors of the Corporation may, by resolution, provide that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the board of directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the chairman or vice chairman of the board of directors, or the president or vice president, and by the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the Corporation representing the number of shares registered in certificate form. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

         Section 2. Issuance of Stock. Unless otherwise voted by the stockholders and subject to the provisions of the Certificate of Incorporation, the whole or any part of any unissued balance of the authorized capital stock of the Corporation or the whole or any part of any unissued balance of the authorized capital stock of the Corporation held in its treasury may be issued, sold, transferred or otherwise disposed of by resolution of the board of directors in such manner, for such consideration and on such terms as the board of directors may determine. Consideration for such shares of capital stock shall be expressed in dollars, and shall not be less than the par value or stated value therefor, as the case may be. The par value for shares, if any, shall be stated in the Certificate of Incorporation, and the stated value for shares, if any, shall be fixed from time to time by the board of directors.

         Section 3. Lost Certificates. The board of directors may direct a new certificate to be issued in place of any previously issued certificate alleged to have been destroyed or lost if the owner makes an affidavit or affirmation of that fact and produces such evidence of loss or destruction as the board may require. The board, in its discretion, may as a condition precedent to the issuance of a new certificate require the owner to give the Corporation a bond as indemnity against any claim that may be made against the Corporation relating to the allegedly destroyed or lost certificate.

         Section 4. Transfer of Shares. Subject to applicable law, shares of stock of the Corporation may be transferred on its books upon the surrender to the Corporation or its transfer agent of the certificates representing such shares, if any, duly endorsed or accompanied by a written assignment or power of attorney duly executed and with such proof of authority or authenticity of signature as the Corporation or its transfer agent may reasonably require. In that event, the surrendered certificates shall be cancelled, new certificates issued to the persons entitled to them, if any, and the transaction recorded on the books of the Corporation.

         Section 5. Registered Stockholders. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of the other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

         Section 6. Stock Ledger. An appropriate stock journal and ledger shall be kept by the secretary or such registrars or transfer agents as the directors by resolution may appoint in which all transactions in the shares of stock of the Corporation shall be recorded.

         Section 7. Restriction on Transfer of Shares. Notice of any restriction on the transfer of the stock of the Corporation shall be placed on each certificate of stock issued or in the case of uncertificated shares contained in the notice sent to the registered owner of such shares in accordance with the provisions of the Delaware Corporation Law.


                                  ARTICLE VIII

                                  Disbursements

         All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.



                                   ARTICLE IX

                                   Fiscal Year

         The fiscal year of the Corporation shall be determined by the board of directors and set forth in the minutes of the directors. Said fiscal year may be changed from time to time by the board of directors in its discretion.


                                    ARTICLE X

                                    Dividends

         Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think in the best interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.


                                   ARTICLE XI

                                   Amendments

         Notwithstanding anything contained in these Bylaws to the contrary, Sections 2, 3, 4 and 6 of Article III hereof shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in these Bylaws to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, repeal or adopt any provision inconsistent with this Article XI. Subject to the foregoing, the board of directors may amend, supplement or repeal these Bylaws or adopt new Bylaws, and all such changes shall affect and be binding upon the holders of all shares heretofore as well as hereafter authorized, subscribed for or offered.

                                   Article XII

           Unless approved by the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders, the Company shall not grant any stock options with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant or reduce the exercise price of any stock option granted under any existing or future stock option plan. This bylaw may not be amended or repealed without the affirmative vote of the holders of a majority of the shares present and entitled to vote at a duly convened meeting of stockholders.

                                  ARTICLE XIII

                                  Miscellaneous

         Section 1. Gender. Whenever required by the context, the singular shall include the plural, the plural the singular, and one gender shall include all genders.

         Section 2. Invalid Provision. The invalidity or unenforceability of any particular provision of these Bylaws shall not affect the other provisions herein, and these Bylaws shall be construed in all respects as if such invalid or unenforceable provision was omitted.

         Section 3. Governing Law. These Bylaws shall be governed by and construed in accordance with the laws of the State of Delaware.


         I, Patricia A. Pilia, as Secretary of NaPro BioTherapeutics, Inc. hereby certify that the foregoing Amended and Restated Bylaws were adopted by the Board of Directors of the Corporation effective as of December 11, 2000.



                                         /s/ Patricia A. Pilia
                                         ---------------------
                                         Patricia A. Pilia, Secretary